EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Alternate Energy Corporation (the "Company"), does hereby certify, to such officer’s knowledge, that:

The Amended Quarterly Report for the quarter ended March 31, 2007 (the “Form 10-QSB/A”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 12, 2007	By:	/s/ Blaine Froats
Name: Blaine Froats
Title: Chief Executive Officer

Date: June 12, 2007	By:	/s/ Jack Wasserman
Name: Jack Wasserman
Title: Treasurer and Principal Accounting Officer